Exhibit 10(bx)
OMNIBUS AMENDMENT
This OMNIBUS AMENDMENT (this “Amendment”) to certain compensation plans of Invacare Corporation (the “Company”) and certain agreements between the Company and certain of its employees, as hereinafter described, is made as of March 5, 2019.
WHEREAS, the Board of Directors of the Company (the “Board”) and the Compensation and Management Development Committee of the Board (the “Committee”) desire to amend applicable provisions of certain of the Company’s equity compensation plans and executive retirement, benefit and incentive bonus plans for the benefit of all participants thereunder, as hereinafter described; and
WHEREAS, the Company desires to amend applicable provisions of certain agreements between the Company and each of the several parties listed on Exhibit B hereto for the benefit of each such party, as hereinafter described;
NOW, THEREFORE, effective as of the date first written above:
1.The Board and the Committee have adopted and approved the following:
(a)    To the extent that any Company equity compensation plan or Company executive retirement, benefit and/or incentive bonus plan, existing on the date first written above (each, a “Compensation Plan” and, collectively, the “Compensation Plans”), contains a provision with a sentence that contains the clause “A. Malachi Mixon and/or any Affiliate of A. Malachi Mixon” or the clause “A. Malachi Mixon and/or any affiliate of A. Malachi Mixon (within the meaning given to “affiliate” in Rule 12b-2 under the Exchange Act)”, such clause is hereby deleted in its entirety and, if such clause is numbered, the remaining clauses of the applicable sentence shall be renumbered appropriately.
(b)    Except as specifically set forth in paragraph 1(a) of this Amendment, each of the Compensation Plans shall remain in full force and effect.
2.The Company, in consideration of the premises, the mutual promises and covenants contained in the applicable agreements and herein, hereby agrees as follows:
(a)    To the extent that any agreement between the Company and each of the several parties listed on Exhibit B hereto, existing on the date first written above, contains a provision with a sentence that contains the clause “A. Malachi Mixon and/or any Affiliate of A. Malachi Mixon” or the clause “A. Malachi Mixon and/or any affiliate of A. Malachi Mixon (within the meaning given to “affiliate” in Rule 12b-2 under the Exchange Act)”, such clause is hereby deleted in its entirety and, if such clause is numbered, the remaining clauses of the applicable sentence shall be renumbered appropriately.
(b)    Except as specifically set forth in paragraph 2(a) of this Amendment, each of the agreements between the Company and each of the several parties listed on Exhibit B hereto shall remain in full force and effect.
(c)    The provisions of paragraph 2 of this Amendment are intended to be for the benefit of, and shall be enforceable by, each of the several parties listed on Exhibit B hereto and his or her respective heirs and representatives (as such amendments relate to each such individual party’s applicable agreements). To the extent that any applicable agreement provides that such agreement may not be amended unless agreed to in a writing signed by the parties thereto, each such party (other than the Company) may indicate his or her agreement to the provisions of paragraph 2 of this Amendment by executing and delivering a Joinder Agreement, substantially in the form attached hereto as Exhibit A. This Amendment and each Joinder Agreement may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute one agreement between the Company and the other party thereto. The provisions of paragraph 2 of this Amendment shall be effective with respect to each applicable agreement as of the date first written above, notwithstanding the receipt of a later-dated Joinder Agreement.
3.The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment.

4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Ohio.

* * * * *

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first above written.

INVACARE CORPORATION

By:	/s/ Matthew E. Monaghan

Name:	Matthew E. Monaghan
Title:	Chairman, President and Chief Executive Officer

Exhibit A

JOINDER AGREEMENT

The undersigned hereby agrees, severally but not jointly, to the provisions of paragraphs 2, 3 and 4 of the Omnibus Amendment to certain compensation plans of Invacare Corporation (the “Company”) and certain agreements between the Company and certain of its employees, made as of March 5, 2019 (the “Amendment”), including without limitation the amendments provided for in paragraph 2(a) of the Amendment, and agrees, severally but not jointly, to become a party to the Amendment solely for purposes of paragraphs 2, 3 and 4 of the Amendment as they apply to any agreements between the Company and undersigned.

____________________________________    __________________________________
Date:                            Name:

Exhibit B

Matthew E. Monaghan
Kathleen P. Leneghan
Anthony C. LaPlaca
Ralf A. Ledda
Darcie L. Karol
Jerome E. Fox

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